LivePerson to Acquire Kasamba, Inc.

LivePerson expands into the consumer market by acquiring one of the world’s largest communities of chat-based paid experts

Teleconference to be Held on Tuesday, June 26 at 9:00 a.m. EDT

NEW YORK, N.Y. — June 25, 2007 — LivePerson, Inc. (NASDAQ: LPSN), a provider of online conversion solutions, today announced an agreement to acquire Israel-based Kasamba, Inc., a leader in live expert advice delivered online via real-time chat to consumers. Under the terms of the agreement, LivePerson will acquire the outstanding common stock of Kasamba and assume all of its outstanding options for total consideration of approximately $40 million, comprised of $9 million in cash and approximately $31 million in stock.

The acquisition of Kasamba, combined with the recently announced launch of LivePersonalShoppers.com, will accelerate LivePerson’s expansion into the direct-to-consumer market. This purchase underscores LivePerson’s commitment to expand its global presence by offering a personalized, human experience to the millions of consumers who are looking for live help online and want expert advice in real time.

Kasamba’s thousands of experts sell their knowledge via real-time chat to the more than 1 million monthly visitors to Kasamba.com. Kasamba has experts in dozens of categories, including personal counseling and coaching, computer services, education and tutoring, health, business and finance. Currently, Kasamba’s business model is based on receiving a portion of the gross expert fees. In 2006, the experts generated approximately $20 million in gross fees of which Kasamba received approximately $7 million, an increase from approximately $8.4 million in gross fees and approximately $2.7 million in net revenue to Kasamba in 2005.

LivePerson currently provides live chat and customer service software to companies such as EarthLink, Hewlett-Packard, Microsoft, Qwest, Verizon, Orbitz and The Home Depot, and supports more than 50 million consumer chat interactions annually across its existing customer base. LivePerson’s presence in the direct-to-consumer market will solidify its position as a leading provider of real-time solutions for both businesses and consumers.

Kasamba offers a turnkey solution for professionals offering expert advice online in real time via chat. Experts provide their services via chat for a negotiated fee to thousands of consumers each month. Kasamba’s commission-based business model generates revenue from each paid consumer-to-expert interaction.

“This acquisition represents our commitment to build a direct to consumer service to positively impact our entire business,” said LivePerson CEO Robert LoCascio. “By directly empowering the consumer to drive demand for real-time chat, we hope to increase the rate of adoption of our services. We believe this will create a unique value proposition for our customers and further differentiate us from our competition.”

“Being part of LivePerson will enable us to provide a more complete offering of real-time services to our growing customer base and to expand into new market segments. We share the LivePerson vision of consumer-oriented services and look forward to expanding our opportunity together,” said Inon Axel, Kasamba’s CEO.

Mr. Axel and Kasamba President Arthur Fuhrer will continue in management roles following the completion of the acquisition.

OTHER TERMS

The transaction is expected to close in approximately 90 days and is subject to standard closing conditions for similar transactions. Upon the closing of the transaction, LivePerson will issue shares of its common stock to Kasamba's stockholders in a private placement.  Such shares will be registered for resale on a Registration Statement on Form S-3 shortly after the transaction closes.

EXPECTATIONS

LivePerson expects the following incremental financial impact to result upon closing the transaction, currently anticipated in early October 2007:

•	An increase in monthly revenue of approximately $1 million upon closing.

•
A decrease in EBITDA (earnings before interest, taxes, depreciation and amortization) of $0.01 per share in the fourth quarter of 2007, due primarily to the impact of additional share issuances related to the anticipated transaction.

•	A decrease in EPS due primarily to deal-related amortization and additional stock compensation expense of $0.01-$0.02 in the fourth quarter of 2007.

TELECONFERENCE INFORMATION

A conference call will be held on Tuesday, June 26 at 9:00 a.m. ET with LivePerson management to discuss the transaction. To participate, please call (877) 507-3684 before 9:00 AM. International callers please dial (706) 634-9559. Please reference the conference ID 4881240.

ABOUT LIVEPERSON

LivePerson (NASDAQ: LPSN) is a provider of online conversion solutions for real-time sales and customer service. Our hosted software enables companies to identify and proactively engage online visitors—increasing sales, satisfaction and loyalty while reducing service costs. Combining web-interaction technology (chat, email, voice and a self-service knowledgebase) with a deep understanding of consumer behavior and industry best practices, LivePerson’s TimpaniTM platform engages the right customer, at the right time, with the right communications channel. This Engagement Marketing platform creates more relevant, compelling and personalized experiences—converting traffic into revenues, and facilitating real-time sales and customer service. More than 5,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest and Verizon, rely on LivePerson to help maximize the return on their marketing and e-commerce investments. LivePerson is headquartered in New York City.

ABOUT KASAMBA

Founded in 1999 by Inon Axel, a physicist, and Arthur Fuhrer, a physician, Kasamba, Inc. is an Israel-based, privately held company, whose last investment round was led by JAL Ventures. Kasamba is a provider of online expert advice, with thousands of registered experts and hundreds of thousands of monthly site visitors.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the risk that the proposed merger may not be approved by the stockholders of Kasamba, Inc.; the risk that other closing conditions of the merger may not be satisfied; the risk that the two companies’ businesses will not be integrated successfully; the risks associated with expanding LivePerson’s operations in the direct-to-consumer market; and the costs related to the proposed merger. In addition, other factors relating solely to LivePerson’s business could cause actual events or results to differ materially from the forward-looking statements contained herein including, without limitation: risks related to the operational integration of previously-completed acquisitions; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

CONTACTS:

Kevin Kohn, EVP LivePerson 212-609-4240